EXHIBIT (d)(1)(b)

               AMENDMENT TO THE INVESTMENT MANAGEMENT AGREEMENT BY
                     AND BETWEEN TD WATERHOUSE TRUST AND TD
                        WATERHOUSE ASSET MANAGEMENT, INC.

         Amendment made as of August 31, 2000 to the Investment Management Agreement dated as of November 5, 1999 (the "Agreement"), by and between TD WATERHOUSE TRUST (the "Trust") and TD WATERHOUSE ASSET MANAGEMENT, INC. (the "Investment Manager").

                                   WITNESSETH:

WHEREAS, the Trust and the Investment Manager desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The TD Waterhouse Bond Index Fund, TD Waterhouse 500 Index Fund, TD Waterhouse Extended Market Index Fund, TD Waterhouse Asian Index Fund, TD Waterhouse European Index Fund, TD Waterhouse Technology Fund and TD Waterhouse Tax Managed Growth Fund (the "Funds") are included as new portfolio series under the Agreement for all purposes.

2. For the services provided to the Funds by the Investment Manager under the Agreement, the Investment Manager will receive a fee, accrued daily and payable monthly of average daily net assets of each of the Funds as follows:

TD Waterhouse Bond Index Fund                        0.30%
TD Waterhouse 500 Index Fund                         0.30%
TD Waterhouse Extended Market Index Fund             0.30%
TD Waterhouse Asian Index Fund                       0.40%
TD Waterhouse European Index Fund                    0.40%
TD Waterhouse Technology Fund                        0.70%
TD Waterhouse Tax Managed Growth Fund                0.65%

3. With respect to the Funds, the Agreement shall have an initial term of two
(2) years beginning as of the date of this Amendment, unless sooner terminated as provided in the Agreement.

4. Except as specifically amended hereby, the Agreement remains in full force and effect.


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the
Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                    TD WATERHOUSE TRUST


                                    By:  /s/ George A. Rio
                                         ---------------------------



                                    TD WATERHOUSE ASSET MANAGEMENT, INC.


                                    By:  /s/ David Hartman
                                         ---------------------------